UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 25, 2003 (November 25, 2003)

Date of Report (Date of earliest event reported)

COTELLIGENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Theory, Suite 200
Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 823-1600

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On November 25, 2003, Cotelligent, Inc. (“Cotelligent”) announced that it had executed an Agreement and Plan of Merger with On-Site Media, Inc. (“On-Site”) which provides for and sets forth the terms and conditions for the acquisition of On-Site by a wholly owned subsidiary of Cotelligent. A copy of Cotelligent’s press release announcing the execution of the Agreement and Plan of Merger is attached as Exhibit 99.1. The press release is incorporated herein by reference and the foregoing description of the press release is qualified in its entirety by reference to Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is furnished as part of this report:

99.1	Press Release dated November 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2003	COTELLIGENT, INC.

	By:	/s/ Curtis J. Parker

Curtis J. Parker
Executive Vice President, Chief Financial Officer, Treasurer & Assistant Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated November 25, 2003